Exhibit 23.13

Norgaard Neale Camden Ltd. 540-645 Fort Street Victoria, BC V8W1G2 Phone 250.386.0500 Fax 250.3866151 Email nncadmin@nncltd.com	Allan W. Neale, B.Sc, M.B.A., C.A.* Bill Camden, B.A., C.A.* Deron T. Freer, B.Comm., C.A.* Shawn A. Strandberg, C.G.A., C.A.* Todd R. Troyer, C.G.A., C.A.* Henning E. Norgaard, C.A.* (consultant)

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-145135) of ICx Technologies, Inc. of our reports, dated November 18, 2005, on the financial statements of 360 Surveillance Inc., PBA Engineering Ltd., Chilkoot Design Ltd., Peter Boudreau & Associates Ltd., and Davidson Technologies Ltd., as of December 31, 2004 and 2003, and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Norgaard Neale Camden Ltd.

Victoria, British Columbia, Canada

November 7, 2007